As filed with the Securities and Exchange Commission on March 20, 2002

                                                                                                                   Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

RF MONOLITHICS, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                         76-1638027
(State or other jurisdiction of incorporation or organization)                                                   (IRS Employer Identification No.)

4347 Sigma Road, Dallas, Texas 75244
(Address of Principal Executive Offices) (Zip Code)

1994 EMPLOYEE STOCK PURCHASE PLAN
1997 EQUITY INCENTIVE PLAN

(Full title of the plans)

David M. Kirk, President and Chief Executive Officer
RF Monolithics, Inc.
4347 Sigma Road
Dallas, Texas 75244
(972) 233-2903
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                                             Morton PLLC                                                  Hunton & Williams
                                                             Attn: Stephen C. Morton, Esq.                       Attn: Robert J. Conner
                                                             12222 Merit Drive, Suite 1270                        1601 Bryan Street, 30th Floor
                                                             Dallas, Texas 75251                                          Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to BeRegistered(1)	Proposed Maximum OfferingPrice Per Share (2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock and Stock Options, par value $ .001 per share.	300,000 shares	$3.30	$990,000	$92.00

(1) The aggregate number of shares to be issued under both of the plans pursuant to this registration statement.
(2) Estimated, pursuant to Rule 457(c) and (h) of the 1933 Act, solely for the purpose of determining the registration fee (based on the average of the high and low price per share of Common Stock of RF Monolithics, Inc. reported on the NASDAQ national market on March 13, 2002).

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INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NOS.
33-83492; 333-01420; 333-23669; 333-59643, 333-83667; 333-83689; 333-34912; AND 333-58530

The contents of Registration Statement on Form S-8 Nos. 33-83492; 333-01420; 333-23669; 333-59643, 333-83667, 333-83689, and 333-34912 filed with the Securities and Exchange Commission on August 30, 1994; February 14, 1996; March 20, 1997; July 23, 1998; July 23, 1999; July 23, 1999; April 17, 2000; and April 9, 2001, respectively, are incorporated by reference herein.

EXHIBITS

                             Exhibit No.             Description

                             5.1                      Opinion of Morton PLLC

                            21.1                     Consent of Morton PLLC (contained in Exhibit 5.1).

                            23.2                     Consent of Deloitte & Touche LLP

                            24.1                     Power of Attorney (see signature page).

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POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement as his or her attorney in fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereof also appoints such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on March 20, 2002.

RF MONOLITHICS, INC.

By:    /s/ David M. Kirk
David M. Kirk, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and with date indicated.

Signature                                                            Title                                               Date

/s/ David M. Kirk                                               Principal Executive Officer
(David M. Kirk, President and                                   and Director                              March 20, 2002

/s/ Harley E. Barnes, III
(Harley E. Barnes, III, Chief                                     Principal Financial Officer           March 20, 2002
Financial Officer)

/s/ James P. Farley
(James P. Farley, Vice President                                Controller                           March 20, 2002
and Controller)

/s/ Michael R. Bernique
(Michael R. Bernique, Chairman
of the Board)                                                              Director                            March 20, 2002

/s/ Cornelius C. Bond, Jr.
(Cornelius C. Bond, Jr.)                                            Director                              March 20, 2002

/s/ Dean C. Campbell
(Dean C. Campbell)                                                  Director                             March 20, 2002

/s/ Francis J. Hughes, Jr.
(Francis J. Hughes, Jr.)                                             Director                              March 20, 2002

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INDEX TO EXHIBITS

                   Exhibt No.              Description

                   5.1                       Opinion of Morton PLLC

                   23.1                     Consent of Morton PLLC (included in Exhibit 5.1).

                   23.2                     Consent of Deloitte & Touche LLP

                   24.1                      Power of Attorney (included on signature page).